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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999 relating to the consolidated financial statements, which appears in Template Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.




PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
July 21, 1999